News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision to Announce Third Quarter 2007

Financial Results November 5, 2007

ST. LOUIS, MO, — October 10, 2007 – TLC Vision Corporation (NASDAQ:TLCV; TSX: TLC), North America’s premier eye care services company, will release its third quarter 2007 financial results before the market opens on Monday, November 5, 2007.

The company will host a conference call and live web cast with investors and analysts on Monday, November 5, 2007 at 10:00 am (ET). To access, please dial 888-575-8232 or 416-406-6419 (international callers). The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

A replay of the conference call will be available until November 19, 2007. To access the replay, dial 800-408-3053 or 416-695-5800 (international callers) and enter the pass code: 3238933. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management, and technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. More information about TLCVision can be found on the website at www.tlcv.com. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.tlcvision.com.